UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 11, 2007

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 11, 2007, Citigroup Inc. issued a press release announcing that the Citigroup Board of Directors has appointed Vikram Pandit as the company’s new Chief Executive Officer and a member of the Board of Directors, effective immediately. Also effective immediately, Sir Win Bischoff, who has been acting Chief Executive Officer since November 4, 2007, will succeed Chairman Robert E. Rubin, who will return to his previous duties as a member of the Citigroup Board of Directors and Chairman of the Executive Committee of the Board.

Mr. Pandit, 50, was most recently Chairman and Chief Executive Officer of the Institutional Clients Group, which comprises Citi Markets & Banking and Citi Alternative Investments. Previously, he was a founding member and chairman of Old Lane, LP, a multi-strategy hedge fund and private equity fund manager acquired by Citi in 2007. Prior to founding Old Lane, Mr. Pandit held a number of senior positions at Morgan Stanley over more than two decades, including President and Chief Operating Officer of Morgan Stanley’s Institutional Securities Group, which included Morgan Stanley’s investment banking, fixed income and capital markets businesses. Mr. Pandit’s compensation as Chief Executive Officer has not been determined at this time.

Sir Win, 66, has had a distinguished and successful career in financial services, serving as Chairman of Schroders plc before joining Citi in 2000, with the acquisition of Schroders' investment banking business by a Citi predecessor company. Most recently, he has chaired Citi’s growing businesses in Europe, the Middle East and Africa.

Both Mr. Pandit and Sir Win have been appointed to the Executive Committee of Citigroup’s Board of Directors.

A copy of the above-referenced press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press release, dated December 11, 2007, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2007	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
Name: Michael S. Helfer
Title: General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release, dated December 11, 2007, issued by Citigroup Inc.